 As filed with the Securities and Exchange Commission on December 4, 2001

                                                      Registration No. 333-65226

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                              AMENDMENT NO. 7

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------
                         ARAMARK WORLDWIDE CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                              5812                            23-3086414
         (Jurisdiction of             (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)
                                 ARAMARK Tower
                               1101 Market Street
                        Philadelphia, Pennsylvania 19107
                                 (215) 238-3000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------
                         The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (302) 658-7581
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                   Copies to:

       Vincent Pagano, Esq.               Bart J. Colli, Esq.                John W. White, Esq.
     Arthur D. Robinson, Esq.             ARAMARK Corporation              Cravath, Swaine & Moore
    Simpson Thacher & Bartlett               ARAMARK Tower                     Worldwide Plaza
       425 Lexington Avenue                1101 Market Street                 825 Eighth Avenue
     New York, New York 10017       Philadelphia, Pennsylvania 19107       New York, New York 10019
          (212) 455-2000                     (215) 238-3000                     (212) 474-1000

                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

                                ---------------


   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             Explanatory Note


   Please note that, in this amendment no. 7, we are only filing Part II of this registration statement, including the exhibits indicated in item 16 of this document. You may find a copy of the prospectus that is a part of this registration statement in our filing of this registration statement dated November 16, 2001.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the offer and sale of the securities being registered. All amounts are estimates except the registration fee.

Registration fee.................................................... $  198,375
NASD filing fee.....................................................     30,500
NYSE listing fee....................................................    250,000
Transfer agent's fees...............................................     25,000
Printing and engraving expenses.....................................  1,500,000
Legal fees and expenses.............................................  4,000,000
Accounting fees and expenses........................................    500,000
Miscellaneous.......................................................    496,125
                                                                     ----------
  Total............................................................. $7,000,000
                                                                     ==========

--------
* To be completed by amendment.

Item 14. Indemnification of Directors and Officers

   The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability: for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the Delaware General Corporation Law (unlawful dividends); or for transactions from which the director derived improper personal benefit.

   Our certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We will also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

   The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our by laws, agreement, vote of stockholders or disinterested directors or otherwise.

   We maintain insurance to protect ourselves and our directors, officers and representatives against any such expense, liability or loss, whether or not we would have the power to indemnify him against such expense, liability or loss under the Delaware General Corporation Law.

Item 15. Recent Sales of Unregistered Securities

   Within the last three years, we have sold the following securities, which were not registered under the Securities Act of 1933, on the date and for the consideration indicated:

  . From time to time, we have issued shares of our old Class B common stock to our outside directors pursuant to the exercise of stock options.

   In 1999 we issued 39,000 shares of our old Class B common stock for prices ranging from $4.91 to $12.40. In 2000 we issued 100,000 shares of our old Class B common stock for prices ranging from $4.91 to $15.20. From January 1, 2001 to April 30, 2001 we issued 185,000 shares of our old Class B common stock for prices ranging from $4.91 to $15.20. Such issuances were made in reliance on an exemption provided by Section 4(2) of the Securities Act.

  . From time to time, we have issued shares of old Class A common stock to our employee benefit plans that are qualified under Section 401 of the Internal Revenue Code in reliance on Section 3(a)(2) of the Securities Act.

  . On a regular basis, our employees defer a portion of their earnings as part of our deferred compensation programs.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits. The following is a complete list of exhibits filed as part of this Registration Statement, which are incorporated herein:


  1**    Form of Underwriting Agreement.

  2***   Form of Merger Agreement.

  3.1*** Form of Amended and Restated Certificate of Incorporation (post-merger).

  3.2*** Form of Amended and Restated Bylaws (post-merger).

  4.1*** Amended and Restated Stockholders' Agreement dated as of December 14,
         1994, by and among ARAMARK Corporation and the parties identified on its books as "Management Investors" or their "Permitted Transferees" or as "Individual Investors" or "Institutional Investors".

  4.2*** Amended and Restated Registration Rights Agreement dated April 7, 1988 between ARAMARK Corporation and certain stockholders.

  4.3*** Amendment and Waiver to the Amended and Restated Registration Rights
         Agreement dated
         July 16, 2001 among ARAMARK Corporation and Metropolitan Life
         Insurance Company.

  4.4*** Form of Rights Agreement.

  4.5    7.0% Guaranteed Notes due July 15, 2006; Indenture dated as of July
         15, 1991, among ARAMARK Services, Inc., ARAMARK Corporation, as guarantor, and The Bank of New York, as trustee, is incorporated by reference to Exhibit (4)(b) to ARAMARK Corporation's Registration
         Statement on Form S-3 filed with the SEC on June 21, 1991, pursuant to the Securities Act (Registration No. 33-41357).

  4.6    6 3/4% Guaranteed Notes due August 1, 2004; Indenture dated as of July
         15, 1991, among ARAMARK Services, Inc., ARAMARK Corporation, as guarantor, and The Bank of New York, as trustee, is incorporated by reference to Exhibit (4)(b) to ARAMARK Corporation's Registration
         Statement on Form S-3 filed with the SEC on June 21, 1991, pursuant to the Securities Act (Registration No. 33-41357).

  4.7    Indenture dated as of July 15, 1991, among ARAMARK Services, Inc.,
         ARAMARK Corporation, as guarantor, and The Bank of New York, as trustee, is incorporated by reference to Exhibit (4)(b) to ARAMARK
         Corporation's Registration Statement on Form S-3 filed with the SEC on
         June 21, 1991, pursuant to the Securities Act (Registration No. 33-
         41357).

         Long-term debt instruments authorizing debt that does not exceed 10% of the total consolidated assets of ARAMARK are not filed herewith but will be furnished on request of the Commission.

 4.8***  Form of stock certificate for Class B common stock.

 4.9***  Form of stock certificate for Class A-1, Class A-2, Class A-3, Class
         B-1, Class B-2 and
         Class B-3 common stock.

 4.10***   Amendment and Waiver dated as of July 24, 2001 among ARAMARK
           Corporation and Ameritrust Co., TTEE, George Gund 1959 Trust C-2;
           Ameritrust Co., TTEE, George Gund 1959 Trust C-1; Gordon Gund/Grant
           Gund Trust and Gordon Gund/Zachary Gund Trust 10/1/1978.

 4.11***   Amendment and Waiver dated as of July 30, 2001 among ARAMARK
           Corporation and Lee F. Driscoll, III; Phoebe P. Driscoll; Patrick
           MCG. Driscoll; Helen Louise Driscoll, M.D.; and Lee F. Driscoll,
           III, Trust u/a/d 12/17/98 Phoebe Fisher, TTEE f/b/o C. Driscoll.

 4.12***   Agreement dated as of July 16, 2001 between ARAMARK Corporation and
           Metropolitan Life Insurance Company.

 4.13***   Form of Registration Rights Agreement among ARAMARK Worldwide
           Corporation and Joseph Neubauer and each of the other holders listed on Schedule 1 thereto.

 5***      Form of Opinion of Simpson Thacher & Bartlett.

 10.1 1999 Employment Agreement with Joseph Neubauer is incorporated by reference to Exhibit 10.1 to ARAMARK Corporation's Annual Report on
           Form 10-K filed with the SEC on
           November 24, 1999, pursuant to the Exchange Act (File No. 001-
           08827).

 10.2** Form of Agreement relating to employment and post-employment competition with William Leonard.

 10.3** Form of Agreement relating to employment and post-employment competition with L. Frederick Sutherland.

 10.4** Form of Agreement relating to employment and post-employment competition with Brian G. Mulvaney.

 10.5** Form of Agreement relating to employment and post-employment competition with John J. Zillmer.

 10.6 Credit and Guaranty Agreement dated January 7, 1998 and amendments thereto dated
           May 7, 1998 and September 10, 1998 are incorporated by reference to
           Exhibit 10.8 to
           ARAMARK Corporation's Annual Report on Form 10-K filed with the SEC on
           November 25, 1998, pursuant to the Exchange Act (File No. 001-
           08827).

 10.7***   Form of Amendment No. 1 to Employment Agreement among ARAMARK
           Corporation, ARAMARK Worldwide Corporation and Joseph Neubauer.

 10.8***   Amendment No. 2 to the Credit and Guaranty Agreement dated August
           13, 2001.

 10.9*** Letter Agreement dated February 12, 2001 between ARAMARK Corporation and James E. Ksansnak.

 10.10***+ Composite and Conformed Master Distribution Agreement between SYSCO
           Corporation and ARAMARK Food and Support Services Group, Inc.

 10.11***  Purchase Agreement between the ServiceMaster Company and ARAMARK
           Corporation, dated as of October 3, 2001.

 10.12***  Amendment No. 3 to the Credit and Guaranty Agreement dated November
           9, 2001.

 10.13** Form of Agreement relating to employment and post-employment competition with Bart J. Colli.

 10.14** Form of Stock Repurchase Agreement by ARAMARK Worldwide Corporation and U.S. Trust Company, National Association, in its capacity as trustee for the ARAMARK Retirement Savings Plan for Salaried
           Employees and for the ARAMARK Uniform and Career Apparel Group
           Retirement Savings Plan.

21***    List of subsidiaries of ARAMARK Corporation.

23.1***  Consent of Arthur Andersen LLP.

23.2***  Consent of Arthur Andersen LLP.

24.1***  Powers of Attorney.

24.2***  Powers of Attorney of Messrs. Kean and von der Heyden.

--------
*To be supplied by amendment.
**Filed herewith.
***Previously filed.
+Portions omitted pursuant to a request for confidential treatment.

   (b) Financial Statement Schedules

   Schedule I--Condensed Financial Information of Registrant.

   Schedule II--Valuation and Qualifying Accounts and Reserves.

   All other schedules are omitted because they are not applicable, not required, or the information required to be set forth therein is included in the consolidated financial statements or in the notes thereto.

Item 17. Undertakings.

   (a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 7 to this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 4, 2001.


                                          ARAMARK Worldwide Corporation

                                          By: /s/ L. Frederick Sutherland


                                             Name: L. Frederick Sutherland


                                             Title: Executive Vice President
                                                 and Chief Financial Officer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 7 to this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                 Name                            Title                   Date
                 ----                            -----                   ----

                  *                    Chairman and Director       December 4, 2001
______________________________________  (Principal Executive
           Joseph Neubauer              Officer)

                  *                    Executive Vice President,   December 4, 2001
______________________________________  Chief Financial Officer
       L. Frederick Sutherland          (Principal Financial
                                        Officer)

                  *                    Senior Vice President,      December 4, 2001
______________________________________  Controller and Chief
           John M. Lafferty             Accounting Officer
                                        (Principal Accounting
                                        Officer)

                  *                    Director                    December 4, 2001
______________________________________
       Lawrence T. Babbio, Jr.

                  *                    Director                    December 4, 2001
______________________________________
          Patricia C. Barron

                  *                    Director                    December 4, 2001
______________________________________
         Robert J. Callander

                  *                    Director                    December 4, 2001
______________________________________
       Leonard S. Coleman, Jr.

                  *                    Director                    December 4, 2001
______________________________________
         Ronald R. Davenport

                  *                    Director                    December 4, 2001
______________________________________
           Edward G. Jordan

                 Name                            Title                   Date
                 ----                            -----                   ----

                  *                    Director                    December 4, 2001
______________________________________
            Thomas H. Kean

                  *                    Director                    December 4, 2001
______________________________________
          James E. Ksansnak

                  *                    Director                    December 4, 2001
______________________________________
           James E. Preston

                  *                    Director                    December 4, 2001
______________________________________
        Karl M. von der Heyden

* By Power of Attorney

     /s/ L. Frederick Sutherland       Attorney-in-fact            December 4, 2001
______________________________________
       L. Frederick Sutherland

                                 EXHIBIT INDEX


  1**     Form of Underwriting Agreement.

  2***    Form of Merger Agreement.

  3.1*** Form of Amended and Restated Certificate of Incorporation (post-merger).

  3.2***  Form of Amended and Restated Bylaws (post-merger).

  4.1***  Amended and Restated Stockholders' Agreement dated as of December 14,
          1994, by and among ARAMARK Corporation and the parties identified on its books as "Management Investors" or their "Permitted Transferees" or as "Individual Investors" or "Institutional Investors".

  4.2***  Amended and Restated Registration Rights Agreement dated April 7,
          1988, between ARAMARK Corporation and certain stockholders.

  4.3***  Amendment and Waiver to the Amended and Restated Registration Rights
          Agreement dated July 16, 2001 among ARAMARK Corporation and
          Metropolitan Life Insurance Company.

  4.4***  Form of Rights Agreement.

  4.5     7.0% Guaranteed Notes due July 15, 2006; Indenture dated as of July
          15, 1991, among ARAMARK Services, Inc., ARAMARK Corporation, as guarantor, and The Bank of New York, as trustee, is incorporated by reference to Exhibit (4)(b) to ARAMARK Corporation's Registration
          Statement on Form S-3 filed with the SEC on June 21, 1991, pursuant to the Securities Act (Registration No. 33-41357).

  4.6     6 3/4% Guaranteed Notes due August 1, 2004; Indenture dated as of
          July 15, 1991, among ARAMARK Services, Inc., ARAMARK Corporation, as guarantor, and The Bank of New York, as trustee, is incorporated by reference to Exhibit (4)(b) to ARAMARK Corporation's Registration
          Statement on Form S-3 filed with the SEC on June 21, 1991, pursuant to the Securities Act (Registration No. 33-41357).

  4.7     Indenture dated as of July 15, 1991, among ARAMARK Services, Inc.,
          ARAMARK Corporation, as guarantor, and The Bank of New York, as trustee, is incorporated by reference to Exhibit (4)(b) to ARAMARK
          Corporation's Registration Statement on Form S-3 filed with the SEC on June 21, 1991, pursuant to the Securities Act (Registration No.
          33-41357).

          Long-term debt instruments authorizing debt that does not exceed 10% of the total consolidated assets of ARAMARK are not filed herewith but will be furnished on request of the Commission.

  4.8***  Form of stock certificate for Class B common stock.

  4.9***  Form of stock certificate for Class A-1, Class A-2, Class A-3, Class
          B-1, Class B-2 and Class B-3 common stock.

  4.10*** Amendment and Waiver dated as of July 24, 2001 among ARAMARK
          Corporation and Ameritrust Co., TTEE, George Gund 1959 Trust C-2;
          Ameritrust Co., TTEE, George Gund 1959 Trust C-1; Gordon Gund/Grant
          Gund Trust and Gordon Gund/Zachary Gund Trust 10/1/1978.

  4.11*** Amendment and Waiver dated as of July 30, 2001 among ARAMARK
          Corporation and Lee F. Driscoll, III; Phoebe P. Driscoll; Patrick
          MCG. Driscoll; Helen Louise Driscoll, M.D.; and Lee F. Driscoll, III,
          Trust u/a/d 12/17/98 Phoebe Fisher, TTEE f/b/o C. Driscoll.

  4.12*** Agreement dated as of July 16, 2001 between ARAMARK Corporation and
          Metropolitan Life Insurance Company.

  4.13*** Form of Registration Rights Agreement among ARAMARK Worldwide
          Corporation and Joseph Neubauer and each of the other holders listed on Schedule 1 thereto.

  5***    Form of Opinion of Simpson Thacher & Bartlett.

 10.1 1999 Employment Agreement with Joseph Neubauer is incorporated by reference to Exhibit 10.1 to ARAMARK Corporation's Annual Report on
          Form 10-K filed with the SEC on November 24, 1999, pursuant to the Exchange Act (File No. 001-08827).

 10.2** Form of Agreement relating to employment and post-employment competition with William Leonard.

 10.3** Form of Agreement relating to employment and post-employment competition with L. Frederick Sutherland.

 10.4** Form of Agreement relating to employment and post-employment competition with Brian G. Mulvaney.

 10.5** Form of Agreement relating to employment and post-employment competition with John J. Zillmer.

 10.6 Credit and Guaranty Agreement dated January 7, 1998 and amendments thereto dated May 7, 1998 and September 10, 1998 are incorporated by reference to Exhibit 10.8 to ARAMARK Corporation's Annual Report on
           Form 10-K filed with the SEC on November 25, 1998, pursuant to the Exchange Act (File No. 001-08827).

 10.7***   Form of Amendment No. 1 to Employment Agreement among ARAMARK
           Corporation, ARAMARK Worldwide Corporation and Joseph Neubauer.

 10.8***   Amendment No. 2 to the Credit and Guaranty Agreement dated August
           13, 2001.

 10.9*** Letter Agreement dated February 12, 2001 between ARAMARK Corporation and James E. Ksansnak.

 10.10***+ Composite and Conformed Master Distribution Agreement between SYSCO
           Corporation and ARAMARK Food and Support Services Group, Inc.

 10.11***  Purchase Agreement between the ServiceMaster Company and ARAMARK
           Corporation, dated as of October 3, 2001.

 10.12***  Amendment No. 3 to the Credit and Guarantee Agreement dated November
           9, 2001.

 10.13** Form of Agreement relating to employment and post-employment competition with Bart J. Colli.

 10.14** Form of Stock Repurchase Agreement by ARAMARK Worldwide Corporation and U.S. Trust Company, National Association, in its capacity as trustee for the ARAMARK Retirement Savings Plan for Salaried
           Employees and for the ARAMARK Uniform and Career Apparel Group
           Retirement Savings Plan.

 21***     List of subsidiaries of ARAMARK Corporation.

 23.1***   Consent of Arthur Andersen LLP.

 23.2***   Consent of Arthur Andersen LLP.

 24.1***   Powers of Attorney.

 24.2***   Powers of Attorney of Messrs. Kean and von der Heyden.

--------
*  To be supplied by amendment.
** Filed herewith.
*** Previously filed.
+  Portions omitted pursuant to a request for confidential treatment.

                                       2